As filed with the Securities and Exchange Commission on March 6, 2006.

Registration No. 333-114863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, DE 19880

(302) 498-6700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Paul A. Friedman

President and Chief Executive Officer

Incyte Corporation

Experimental Station

Route 141 & Henry Clay Road

Building E336

Wilmington, DE 19880

(302) 498-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Stanton D. Wong

Pillsbury Winthrop Shaw Pittman LLP

P.O. Box 7880

San Francisco, CA 94120

Telephone:  (415) 983-1000

DEREGISTRATION OF UNSOLD SECURITIES

On April 26, 2004, Incyte Corporation (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-114863) (the “Registration Statement”) covering $250,000,000 principal amount of 3½% Convertible Subordinated Notes due 2011 (the “Notes”) and the 22,284,625 shares of the Company’s common stock, $0.001 par value (“Common Stock”), issuable upon conversion of such Notes to be sold by certain selling securityholders of the Company. On July 15, 2004, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

Pursuant to Rule 477 promulgated under the Securities Act of 1933 and the Company’s undertaking in Item 17 of Part II of this Registration Statement, the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered thereon. The Registration Statement was filed in order to register the Notes issued to purchasers in a private placement in February and March 2004 and the shares of Common Stock into which the Notes are convertible.

The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the initial purchasers of the Notes, the Company’s obligations to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired March 5, 2006.

Accordingly, the Company hereby de-registers the Notes, and shares of its Common Stock into which the Notes are convertible, registered pursuant to the Registration Statement that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on March 6, 2006.

INCYTE CORPORATION

By:	/s/ David C. Hastings
David C. Hastings
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul A. Friedman	President, Chief Executive	March 6, 2006
Paul A. Friedman	Officer (Principal Executive Officer) and Director

/s/ David C. Hastings	Executive Vice President and Chief Financial Officer	March 6, 2006
David C. Hastings	(Principal Financial Officer)

/s/ Laurent Chardonnet	Vice President, Finance and Treasurer	March 6, 2006
Laurent Chardonnet	(Principal Accounting Officer)

*	Chairman	March 6, 2006
Richard U. DeSchutter

*	Director	March 6, 2006
Barry M. Ariko

*	Director	March 6, 2006
Julian C. Baker

*	Director	March 6, 2006
Paul A. Brooke

*	Director	March 6, 2006
Frederick B. Craves

Signature	Title	Date

*	Director	March 6, 2006
Roy A. Whitfield

*By	/s/ David C. Hastings
David C. Hastings
As Attorney-in-Fact